AGREEMENT REGARDING THE ADVANCES AND LOANS

BY ALBERT BEERLI FOR THE XL TURF PROJECT

The undersigned, Alain Lemieux and Albert Beerli, hereby make the following statement:

1.
Alain Lemieux accepts and recognizes that the amount of CHF 108,000 is owed to Albert Beerli for the advances made to the project XL TURF during the calendar year 2003. This amount of CHF 108,000 includes an amount of CHF 55,000 that has already been addressed and treated in a separate document dated November 2003.

2.
Alain Lemieux accepts and recognizes that an additional amount of CHF 45,000 is owed to Albert Beerli for the advances made to the project XL TURF for the period beginning January 1, 2004 and ending March 11, 2004.

3.
Alain Lemieux as the representative of the holders of 90% of the shares of the capital of XL GENERATION AG undertakes that XL GENERATION AG will honor and pay the amount of 153,000 CHF at a date where the cash flow of XL GENERATION AG will be in a position to pay that amount without any adverse effect on the financial situation of XL GENERATION AG for its day to day operation and business.

4.	The loan Agreement regarding the amount of 55,000 CHF dated November, 2003 is hereby cancelled and replaced by the present agreement.

5.
If for any reason, XL GENERATION AG, is closed or otherwise not used in the project XL TURF, Alain Lemieux undertakes that any other company used in the project XL TURF will undertake to be bound by covenant and obligations provided in this agreement.

/s/ Alain Lemieux	/s/ Albert Beerli
Alain Lemieux	Albert Beerli
November 25, 2004	November 25, 2004